UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2020

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On July 23, 2020, Steel Connect, Inc. (the “Company”) held its 2019 Annual Meeting (the “Annual Meeting”).
At the close of business on May 26, 2020, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 62,383,678 outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) entitled to one vote per share, and 35,000 shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Preferred Stock”) entitled to 510.204085714 votes per share (voting as an aggregate of 17,857,143 shares of Common Stock on an as converted basis), for an aggregate of 80,240,821 voting interests of shares of Common Stock constituting all of the outstanding voting securities of the Company.

After receiving and validating all proxies and ballots presented prior to and at the Annual Meeting: (i) the total number of shares of Common Stock that voted in person or by proxy at the Annual Meeting was 52,590,824 representing 84.3% of the 62,383,678 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and (ii) the total number of shares of the Preferred Stock (voting as an aggregate of 17,857,143 shares of Common Stock on an as converted basis), in person or by proxy at the Annual Meeting was 17,857,143, representing 100% of the 35,000 shares of Preferred Stock outstanding and entitled to vote at the Annual Meeting. Together, the Common Stock and the Preferred Stock that voted at the Meeting represented 70,447,967 voting interests of shares of Common Stock, representing approximately 87.8% of the 80,240,821 total voting interests of shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

Proposal 1 - Election of Class II directors. Jack L. Howard and Maria U. Molland have each been elected to hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, as a result of the following vote:

Name	Votes for	Votes Withheld	Broker Non-Votes

Jack L. Howard	41,885,247	4,590,294	23,972,426
Maria U. Molland	45,509,979	965,562	23,972,426

Proposal 2 - To approve, on an advisory basis, the compensation of the Company's named executive officers. Proposal 2 was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

46,135,196	313,428	26,917	23,972,426

Proposal 3 - To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year. Proposal 3 was approved as a result of the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

69,670,436	629,276	148,255	—

Proposal 4 - To approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. The Company’s Restated Certificate of Incorporation provides that any amendment to Article Seventh may only be approved by the affirmative vote of seventy-five percent (75%) of the Company’s outstanding voting stock. As the “votes for” constituted 57.76% of the Company’s outstanding voting stock entitled to notice of and to vote at the Annual Meeting, Proposal 4 did not meet the required threshold. Proposal 4 was not approved as a result of the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

46,347,144	104,493	23,904	23,972,426

Proposal 5 - To approve the adoption of the Company’s 2020 Stock Incentive Compensation Plan. Proposal 5 was approved as a result of the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

43,308,498	679,862	2,487,181	23,972,426

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL CONNECT, INC.

Date: July 27, 2020	By:	/S/ DOUGLAS B. WOODWORTH
Douglas B. Woodworth
Chief Financial Officer